SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                   May 3, 1999
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
------------------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                  (360)816-3000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
________________________________________________________________________________


This report is being filed to make available the following press release dated May 3, 1999.


________________________________________________________________________________

                                  NEWS RELEASE

Contacts:
Investors and analysts:                     Media:
Fletcher Chamberlin                         Jack Hardy
(360) 816-3996                              (360) 816-3602
FLETCHER_CHAMBERLIN@ELI.NET                 JACK_HARDY@ELI.NET

              ELECTRIC LIGHTWAVE REPORTS RAPID FIRST QUARTER GROWTH

*  Revenue increases  21% from 1998 fourth  quarter, 91% from 1998 first quarter
*  Data revenues up 57% from 1998 fourth quarter levels
*  Local access lines increase 140% from prior year, 32% from prior quarter

Vancouver, WA - May 3, 1999 - Electric Lightwave, Inc. (NASDAQ:ELIX), a leading facilities-based integrated communications provider, today announced continued strong sequential revenue growth for the first quarter ended March 31, 1999.

Revenues for the latest quarter were $38.2 million, or 91% above revenues of $20.1 million in the first quarter of 1998 and 21% above normalized fourth quarter 1998 revenues of $31.5 million (excluding one-time revenue of $2.2 million in the fourth quarter of 1998). The company's loss before interest, taxes, depreciation and amortization (EBITDA loss), excluding operating lease expense, was $21.3 million in the first quarter this year, compared with $8.5 million in the first quarter a year ago and $17.7 million in the fourth quarter of 1998. The net loss in the 1999 first quarter was $35.0 million or $0.70 per share, compared with a net loss of $14.8 million or $0.30 per share in the prior year's first quarter.

"Our sequential revenue growth continued to be very strong in the first quarter," said Dave Sharkey, president of Electric Lightwave. "We are executing on our strategy to become the leading competitive provider in the west to both wholesale and retail customers, with a national reach in data and Internet services. Our plan is to drive growth by aggressively pursuing both the expanding data and Internet markets and the local telephone business where we have extensive networks. Data Services revenue was up 57% from the fourth quarter of 1998, and Local Telephone Service revenue, excluding reciprocal compensation revenue, was up 27% from the fourth quarter."

Commenting on the company's operating progress, Sharkey noted, "In the quarter we provisioned more than double the number of local access lines compared with the most recent quarter, as we saw additional productivity gains from our scaleable, integrated back-office system. We have rolled out our data services to six new cities since the beginning of 1999, and we added 12 Internet routers, 7 ATM switches and 6 frame relay switches to our nationwide network during the quarter. We also expanded our fiber network through a major fiber swap agreement with IXC Corporation. Our sales force expansion continued, with an increase to 176 people by the end of March. The company's momentum in the marketplace continues to build and we are optimistic about continued revenue growth throughout 1999."

Access line equivalents at the end of the first quarter were 99,006, an increase of 24,082 lines during the first quarter. The quarter-end total is 32% over the end of the 1998 fourth quarter and 140% above the total for the end of the 1998 first quarter. The company continued its high asset utilization with 99% of its access line equivalents on-switch and approximately 14,144 access line equivalents per voice switch. At the end of the first quarter, it had 3.975 gigabits per second of Internet capacity in its network, an increase of 28% over the total at the end of 1998. The company had also sold 3.12 gigabits per second of frame relay and asynchronous transfer mode (ATM) capacity by the end of the quarter, an increase of 25% from the end of 1998. Data and Internet-related revenue continued to make up over 50% of the Company's revenue in the latest quarter, including significant portions of its Local Telephone and Network Services as well as its Data Services.

"We continue to record double-digit sequential revenue growth, and we plan to continue that trend in the year ahead," concluded Sharkey. "We entered 1999 with a plan to accelerate our revenue growth over last year's 65% rate, and we are currently ahead of our revenue plan. Our provisioning capability continues to improve and our sales force is increasingly productive. We are well-positioned to take advantage of the opportunities in our markets."

Electric Lightwave, Inc. is a leading integrated communications provider of enhanced data services, frame relay, ATM and Internet access solutions to bandwidth intensive businesses and the growing e-commerce market. The company offers long distance, data and prepaid services nationwide. As a full-service provider, the company offers local, long distance, videoconferencing and high-speed broadband transport via an expanding fiber optic network that interconnects major markets in the West. Headquartered in Vancouver, Washington, Electric Lightwave is on the World Wide Web at www.eli.net and http://data.eli.net. The company is 83% owned by Citizens Utilities (NYSE:CZN, CZNPr).

This press release contains forward-looking statements that are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the Company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the Company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the Company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the Company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the Company or on its behalf. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.
                                 (tables follow)



                   Electric Lightwave, Inc.

                   Statements of Operations
(In thousands, except per share data)

                                                                                         Three Months Ended
                                                                                    3/31/99    12/31/98   3/31/98
                                                                                   ---------  ----------  ---------

Revenues:
     Network Services ..........................................................   $ 10,424    $ 10,102   $  9,107
     Local Telephone Services ..................................................     14,308      14,389      6,024
     Long Distance Services ....................................................      8,530       6,076      1,822
     Data Services .............................................................      4,954       3,149      3,104
                                                                                   ---------   --------    ---------
               Total Revenues ..................................................     38,216      33,716     20,057
                                                                                   ---------   ---------   ---------

Operating Expenses:
     Network Access ............................................................     25,224      19,568      9,212
     Operating Expenses ........................................................      9,034       9,067      5,246
     Selling, General and Administrative .......................................     26,767      24,349     15,375
     Depreciation and Amortization .............................................      6,994       5,248      3,884
                                                                                   ---------   ---------   ---------
               Total Operating Expenses ........................................     68,019      58,232     33,717
                                                                                   ---------   ---------   ---------

Loss from Operations ...........................................................    (29,803)    (24,516)   (13,660)

Interest Expense, Net ..........................................................      4,779       2,301        744
                                                                                   ---------   ---------   ---------

     Net Loss Before Income Taxes and Cumulative
       Effect of Change in Accounting Principle                                     (34,582)    (26,817)   (14,404)

Income Tax Expense (Benefit) ...................................................        370      (4,735)    (2,449)
                                                                                   ---------   ---------   --------

     Net Loss Before Cumulative Effect of a Change in Accounting Principle          (34,952)    (22,082)   (11,955)

Cumulative Effect of Change in Accounting Principle ............................       --          --        2,817
                                                                                   ---------   ---------   ---------

     Net Loss ..................................................................   $(34,952)   $(22,082)  $(14,772)
                                                                                   =========   =========   =========

     EBITDA * ..................................................................   $(21,332)   $(17,685)  $ (8,455)
                                                                                    ========    ========   ========

Weighted average shares outstanding ............................................     49,801      49,744     49,685

Net Loss Per Common Share:
     Basic                                                                         $  (0.70)   $  (0.44)  $  (0.30)
     Diluted                                                                       $  (0.70)   $  (0.44)  $  (0.30)

*Excludes operating lease expenses of $1,477, $1,583 and $1,321 for the three months ended March 31, 1999, December 31, 1998 and March 31, 1998, respectively.


                            Electric Lightwave, Inc.
                       Selected Financial & Operating Data
(In thousands except selected operating data)


                                                                                   3/31/99     12/31/98     3/31/98
                                                                                   --------    --------    --------
Selected Financial Data

Property, Plant & Equipment - Owned ...........................................    $585,533    $528,582    $352,062
Property, Plant & Equipment - Leased ..........................................    $108,541    $108,541    $105,226
                                                                                   ---------    --------    --------
          Total ...............................................................    $694,074    $637,123    $457,288

Selected Operating Data
Markets .......................................................................          23          15           5
Route Miles ...................................................................       3,098       3,091       2,525
Fiber Miles ...................................................................     181,816     181,368     145,350
Buildings Connected ...........................................................         783         766         631
Switches:
          Internet Routers ....................................................          36          24          18
          ATM .................................................................          21          14           9
          Frame Relay .........................................................          29          23          22
          Voice ...............................................................           7           7           5
Access Line Equivalents .......................................................      99,006      74,924      41,270
Access Line Equivalents/Switch .................................................     14,144      10,703       8,254
% on Switch ...................................................................          99%         99%         97%
Employees .....................................................................       1,200       1,090         670
Customers .....................................................................       1,843       1,644       1,226

                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Kerry D. Rea
                           _____________________________
                           Vice President and Controller



Date:     May 4, 1999